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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Occam Networks, Inc. pertaining to the Accelerated Networks, Inc. 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (Form S-8 No. 333-39928), Accelerated Networks, Inc. 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (Form S-8 No. 333-55520), Accelerated Networks, Inc. Option Grant to Mr. Gary J. Sbona (Form S-8 No. 333-72194), Occam Networks, Inc. 1999 Stock Plan (Form S-8 No. 333-91070) and Occam Networks, Inc. 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (Form S-8 No. 333-91072) of our report dated February 6, 2002, with respect to the consolidated financial statements and schedule of Occam Networks, Inc., for the years ended December 31, 2001 and 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

                                 /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 26, 2003